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Definitive Information Statement

BHIRUD FUNDS INC.

(Name of Registrant as Specified in Its Charter)

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BHIRUD FUNDS INC.

Apex Mid Cap Growth Fund

8000 Town Centre Drive, Suite 400

Broadview Heights, OH 44147

(877) 593-8637

IMPORTANT NEWS

October 26, 2012

Dear Shareholder of Apex Mid Cap Growth Fund:

The Board of Directors of Bhirud Funds Inc. (the “Company”) unanimously voted on September 19, 2012, to approve the liquidation and dissolution of the Apex Mid Cap Growth Fund (the “Fund”), a series of Bhirud Funds Inc., with the net proceeds to be distributed to the shareholders.

The Company is a Maryland corporation.  The articles of incorporation allow the Fund to be liquidated by a majority of the shareholder votes.  Suresh L. Bhirud is the beneficial owner of 64% of the outstanding shares of the Fund and has voted to liquidate the Fund.

As the enclosed material explains, you may redeem your shares at any time through November 14, 2012, the planned date of the liquidation.  If your current investment is in an IRA, you may liquidate Fund shares held in your IRA and transfer or roll over the proceeds on a tax-free basis to another IRA sponsor.  If your investment is in a regular account, you still may make a redemption, but it will be considered a taxable event.  If you do nothing, we will liquidate your account and send you a check for the proceeds.  The liquidation will be a taxable event for regular accounts and taxable for IRA accounts if not rolled over to another IRA sponsor within 60 days.  If you choose to redeem your shares, please call Mutual Shareholder Services at 1-(877) 593-8637.

The next few pages of this package feature more information about the liquidation.  Please take a few moments to read them and call us at 1-877-593-8637 if you have any questions.

On behalf of the Board of Directors, I thank you for your past interest in Apex Mid Cap Growth Fund.

Sincerely,

/s/Suresh L. Bhirud

Suresh L. Bhirud, President

QUESTIONS AND ANSWERS REGARDING THE PROPOSED PLANS OF LIQUIDATION FOR THE APEX MID CAP GROWTH FUND

What options do I have with my Apex Mid Cap Growth Fund investment?  Will I be able to redeem?

You may redeem your Apex Mid Cap Growth Fund shares at any time through the date the Fund will liquidate, on or about November 14, 2012 (the “Liquidation Date”).

If you choose to remain in the Fund, you will receive your portion of the liquidation proceeds by check, along with a confirmation statement, shortly after the Liquidation Date.  Your share of the proceeds will be based upon the number of shares that you own as of the Liquidation Date and the final net asset value of the Fund.  If you choose to redeem, please call Mutual Shareholder Services at 1-877-593-8637 or your broker-dealer or other financial intermediary for further instructions.

What if I hold my shares in an IRA sponsored by Apex Mid Cap Fund?

If your shares are held in an IRA sponsored by the Apex Mid Cap Fund, and you do not transfer or roll over your account to another IRA sponsor prior to the Liquidation Date, your current IRA custodian, U.S. Bank N.A., will liquidate your account.  For tax purposes, the liquidation will be reported as a taxable distribution (and subject to tax if the proceeds are not rolled over to another IRA within 60 days), and mandatory Federal income tax withholding will apply.  You will be mailed a check for the net proceeds.  U.S. Bank N.A. will resign as custodian of that portion of your IRA assets invested in the Fund on the Liquidation Date.

For forms and further instructions on transferring or rolling over your IRA, please call Mutual Shareholder Services at 1-877-593-8637.

What are the tax consequences of the Plan of Liquidation for me?

The liquidation will be a taxable event to shareholders with taxable accounts.  If your account is taxable, you will recognize a gain or loss with respect to the shares liquidated in your account based on the difference between the value of those shares on the Liquidation Date and the cost basis of those shares.  The gain or loss will be characterized as long-term or short-term, depending on whether you held those shares for more or less than one year.

On or before January 31, 2013, you will be mailed Forms 1099-Div and 1099-B reporting the dividend income you earned on your shares through the Liquidation Date and the gross proceeds of your liquidation.  If your shares are held in an IRA, you will be mailed a Form 5498 on or before May 31, 2013, reporting any contributions you invested in the Funds for the year 2012 and, if your proceeds are liquidated or distributed in connection with the Fund’s liquidation, you also will be mailed a Form 1099-R on or before January 31, 2013.

Shareholders are invited to consult with their own tax advisers for advice regarding the tax consequences of the Plan of Liquidation given their particular situation.

How will the Fund be managed until liquidation?

The Fund will be converting its holdings to cash and cash equivalents.

Will I be able to make additional investments in the Fund?

No.  The Fund is closed to further investment.

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BHIRUD FUNDS INC.

Apex Mid Cap Growth Fund

8000 Town Centre Drive, Suite 400

Broadview Heights, OH 44147

(877) 593-8637

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INFORMATION STATEMENT

October 26, 2012

This document is an Information Statement and is being furnished by the Board of Directors (the “Board”) of the Bhirud Funds Inc. (the “Company”), a Maryland corporation, to shareholders of the Apex Mid Cap Growth Fund (the “Fund”), a series of the Company, in lieu of a proxy statement.

This Information Statement is being mailed on or about October 26, 2012, to the shareholders of record of the Fund as of September 19, 2012 (the “Record Date”).  The Fund will bear the expenses incurred in connection with preparing and mailing this Information Statement.  As of the Record Date, 201,119.623 shares of the Fund were issued and outstanding.  Information on shareholders who owned beneficially 5% or more of the shares of the Fund as of the Record Date is set forth in the “Security Ownership” section below.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLAN OF LIQUIDATION

A copy of the Plan of Liquidation is attached hereto as Appendix A and shareholders should refer to Appendix A for the complete terms of the Plan of Liquidation. The description in this Information Statement of the Plan of Liquidation is only a summary.

On or about November 14, 2012 (the “Liquidation Date”), the Company will proceed to sell all of the Fund's portfolio securities and other assets for cash.  The Fund will apply the cash proceeds to the payment, satisfaction and discharge of all its existing debts and obligations and distribute the remaining proceeds to shareholders in a liquidating distribution.  The liquidating distribution will be made to shareholders pro rata based on net asset value per share.  Thereafter, the Fund will terminate its operations and wind up its affairs and the Company will be dissolved.

Shareholders may redeem their shares at net asset value on any business day through and including Liquidation Date.  Shareholders are directed to the section titled “Shareholder Information” in the Fund’s Prospectus for more information on redemptions.    No shareholder will have any dissenters’ rights or right of appraisal with respect to the liquidation and dissolution of the Fund.

The Board expects the liquidating distribution will be mailed to shareholders as soon as practicable after the liquidation.  The exact date of the distribution depends on the time required to liquidate the assets and pay the debts and obligations of the Fund.

CONSIDERATIONS IN THE BOARD’S DECISION TO LIQUIDATE THE FUND

The Board met on September 19, 2012, to discuss liquidation and various alternatives, among others, sale of the Fund to a third party or attracting more new assets into the Fund, but agreed that the alternative options were not feasible and that the liquidation of the Fund was in the best interests of shareholders.  The Board noted that the assets of the Fund had dropped to slightly below $200,000.  The Board noted that there would be little interest from suitable parties in purchasing the Fund due to its low asset level.  The Board also noted that, although in absolute dollar terms, the Fund expenses are below the industry average, the expense ratio of 6.95%, as of the annual report, dated July 31, 2012, is well above the industry average.  Both of these factors have made it difficult for the Fund to achieve sustainable, good performance.  The low asset level has been a significant constraint for the Fund, as it has limited the Fund’s freedom in pursuing trading and investment opportunities.  The Board decided that the option that was in the best interest of the Fund’s shareholders was to approve a voluntary liquidation and dissolution of the Fund. The Board, including a majority of the Directors who are not interested persons of the Company or the Fund’s investment adviser, voted unanimously to liquidate the Fund.

TAX CONSEQUENCES OF THE PLAN TO SHAREHOLDERS

The following is a summary of the federal income tax consequences to shareholders of implementing the Plan.  Shareholders should consult with their own tax advisers for advice regarding the application of current federal tax law in their particular situations and with respect to state, local, foreign and other tax consequences of the Plan.

The liquidation will be a taxable transaction to shareholders.  Shareholders will recognize a gain or loss with respect to liquidation proceeds they receive, based on the difference between the value of those proceeds and the shareholder's tax basis in the Fund shares surrendered in the liquidation.  The gain or loss will be a long-term capital gain or loss if a shareholder has held the Fund shares as a capital asset for more than one year.  Management believes that most shareholders of the Fund will recognize a capital loss because of the fact that the September 24, 2012, net asset value per share of $0.97 for the Fund is less than the net asset value per share at the time most shareholders invested.

The ability of an investor to deduct capital losses in excess of capital gains is limited.  All capital gains and losses recognized by a shareholder in a year must be totaled, and any capital loss will be deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, up to $3,000 of ordinary income.  Non-corporate shareholders may carry forward their net capital loss to future years until the loss is exhausted.  A corporation may not use a capital loss to offset ordinary income, but generally may carry a capital loss back three years and forward for five years.  Currently, the maximum federal ordinary income tax rate for an individual is 35%, and the maximum long-term capital gains tax rate is 15%.  Short-term capital gains that are not offset against capital losses are taxed at the taxpayer's ordinary income tax rate.

Immediately prior to completion of the liquidation, the Fund will make a final distribution of its net investment income and short-term capital gains, if any, which will be taxable to each shareholder as ordinary income.  The Fund will also recognize gain or loss on the disposition of its portfolio securities in connection with its liquidation.  However, the Fund has substantial federal income tax capital loss carry forwards, which would be available to offset any gains realized by the Fund on the disposition of portfolio securities.  The balance of the Fund's net capital loss carry forwards after disposition of its portfolio securities will not carry over or otherwise be available to offset any capital gains that the Fund shareholders may have in the future.

The consummation of these and the other transactions contemplated by the Plan will be treated as a plan of complete liquidation for tax purposes.

OPERATION OF THE FUND

The Fund is a diversified series of the Company, an open-end investment management company organized as a Maryland corporation on May 27, 1992.  The Trust’s principal executive offices are located at 6 Thorndal Circle, Suite 205, Darien, CT 06820.  The Board of Directors supervises the business activities of the Fund.  Like other mutual funds, the Fund retains various organizations to perform specialized services.  The Fund currently retains Bhirud Associates, Inc. as investment advisor, distributor and administrator of the Fund.

SECURITY OWNERSHIP

The following table sets forth information with respect to each shareholder that was known to hold of record or beneficially own 5% or more of the outstanding shares of the Fund as of the Record Date.

Name and Address	Number of Shares	Percent of Fund
Suresh L. Bhirud* Bhirud Associates, Inc. 6 Thorndal Circle, Suite 205 Darien, CT 06820	129,267	64%
Brown Brothers Harriman & Co Custodian 525 Washington Blvd. Jersey City, NJ 07310	11,000	5%

*Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.  Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

As of the Record Date, the current directors and executive officers of the Company beneficially owned shares of the Fund as follows:

Name and Address	Number of Shares	Percent of Fund
Suresh L. Bhirud, President & Treasurer	129,267	64.3%
Timothy M Fenton, Director	4,362	2.2%
M. John Sterba, Jr., Director	0	0.0%
Susan M. Bhirud, Secretary	0	0.0%
Directors and executive officers as a group (4 persons)	133,629	66.5%

ADDITIONAL INFORMATION

Financial Statements

The Fund’s audited financial statements, the related footnotes and the Report thereon of VB&T Certified Public Accountants, PLLC, independent public accountants, contained in the Fund’s Annual Report to Shareholders as of July 31, 2012 and for the fiscal year then ended are hereby incorporated by reference.  In addition, the Fund’s unaudited financial statements contained in the Fund’s Semi-Annual Report to Shareholders dated as of January 31, 2012 and for the six-month period then ended are hereby incorporated by reference.  The Fund’s Annual and Semi-Annual Reports to Shareholders may be obtained as described below under the caption “Reports to Shareholders.”

Shareholder Meetings

The Fund is not required to hold annual meetings of shareholders as long as there is no particular requirement under the 1940 Act that must be met by convening such a shareholder meeting.

Reports to Shareholders

A copy of the Fund's most recent annual and semi-annual reports, including financial statements and schedules, will be available at no charge by calling 1-877-593-8637 or by writing to Apex Mid Cap Growth Fund, c/o Mutual Shareholder Services, LLC, 8000 Town Centre Drive, Suite 400, Broadview Heights, OH 44147, by telephoning 1-877 593-8637.

The SEC also maintains a website at www.sec.gov that contains documents filed by the Fund.  Shareholders can read and print them by entering the EDGAR database on the SEC's website and following the directions.

By Order of the Board of Directors

Suresh L. Bhirud

President

October 26, 2012

Appendix A

BHIRUD FUNDS INC.

APEX MID CAP GROWTH FUND

PLAN OF LIQUIDATION

This Plan of Liquidation (“the Plan”) of Apex Mid Cap Growth Fund (the “Fund”), a series of Bhirud Funds Inc., a Maryland corporation (the “Company”), is effective as of the September 19, 2012, Board meeting.

WHEREAS, the Board of Directors has determined that it would be in the best interests of the Fund and its shareholders to liquidate the Fund and distribute the Fund’s assets to its shareholders;

NOW, THEREFORE, the Board of Directors hereby adopts this Plan of Liquidation for the purpose of liquidating and terminating the Fund:

Article I.

 Actions to be Taken by Officers.

(a)  As directed by the Board, the officers of the Fund shall proceed with the business of winding up its affairs.

(b)  The officers of the Fund are hereby authorized to perform such acts, execute and deliver such documents, and do all things which may be necessary or advisable to complete the liquidation and termination of the Fund, including, but not limited to, the following:  (i) fulfill or discharge the contracts of the Fund; (ii) collect the Fund’s assets; (iii) sell the remaining portfolio securities and other assets of the Fund for cash at such prices as the Adviser determines to be reasonable; (iv) discharge or pay the liabilities of the Fund; (v) prosecute, settle or compromise claims of the Fund or to which the Fund is subject; and (vi) file final state and federal tax returns and any amendments thereto.

Article II.

Liquidation Procedures.

(a)  The officers of the Fund shall apply the Fund’s assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, and distribute in one or more payments any remaining assets and all dividend income and net capital gain among the shareholders of record of the Fund as of the date of adoption of this Plan, with each shareholder receiving his proportionate share of each payment.

(b)  The officers of the Fund may, if such officers deem it appropriate, establish a reserve to meet any contingent liabilities of the Fund, including the costs of (i) its deregistration as an investment company under the Investment Company Act of 1940, (ii) the termination of legal existence of the Company, and (iii) required tax filings, as well as any claims or actions to which the Fund is or may be subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

(c)  In the event that the Fund is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the officers of the Fund may create in the name and on behalf of the Fund a liquidation fund with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such fund for the benefit of the shareholders that cannot be located.  The expenses of any such fund shall be charged against the assets held therein.

Article III.

State and Regulatory Filings.

(a)  The officers of the Fund shall make such filings with the Securities and Exchange Commission as are necessary to deregister the Fund as an investment company.

(b)  The officers of the Fund shall make such filings with the State of Maryland as are necessary to terminate the legal existence of the Company.

(c)  The officers of the Fund shall make such other filings and take such other actions as they may deem necessary or advisable to carry out the purposes of this Plan.